EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	John Mongelli
Investor Relations
(770) 752-6171

ChoicePoint ® Reports Record Revenue in the First Quarter of 2005

ALPHARETTA, Ga. – April 20, 2005 – ChoicePoint Inc. (NYSE: CPS), today reported first quarter total revenue growth of 19 percent compared to 2004. First quarter total revenue for 2005 was $259.3 million. Earnings per share (“EPS”) for the first quarter was $0.40 which included a $0.04 per share dilutive effect of specific expenses related to fraudulent data access previously disclosed, an increase of 9 percent over $0.37 in the comparable period of 2004. Excluding this charge in 2005, EPS would have increased 19 percent for the first quarter of 2005 over the comparable period of 2004.

“Our associates have done a great job of staying focused on executing our operating strategies during the quarter,” commented Derek V. Smith, Chairman and CEO. “I am very pleased with the tremendous support we have received from our customers and our ability to continue delivering strong results while we take steps to redefine and strengthen our business model.”

Chief Financial Officer Steven W. Surbaugh added, “During the quarter we delivered record revenues, strong earnings and outstanding cash flows, with all of our business segments realizing positive internal revenue growth. These results demonstrate the resiliency of the ChoicePoint model, the dedication of our associates and the market demand for our products and services.”

Financial Highlights – First quarter

•	Core or service revenue (total revenue less reimbursable expenses) increased 24 percent to $252.7 million for the quarter ended March 31, 2005 from $204.4 million for the same period of 2004. Internal revenue (core revenue less revenue from acquisitions) increased 7 percent over 2004, driven primarily by continued strong growth in our personal lines underwriting business and solid performances in our background screening, tenant screening and vital records businesses in our Business Services segment. First quarter total revenue increased 19 percent to $259.3 million in 2005 from $217.2 million in 2004.

ChoicePoint Earnings

•	Operating income for the first quarter of 2005 was $61.1 million compared to $54.3 million for 2004. Excluding $5.4 million of other operating charges related to fraudulent data access discussed below, operating income would have been $66.5 million for the first quarter of 2005.

•	In the first quarter of 2005, the Company recorded a pre-tax charge of $5.4 million ($3.3 million net of taxes) for specific expenses related to the fraudulent data access previously disclosed in our 2004 Form 10-K. These expenses included approximately $2.0 million for communications to, and credit reports and credit monitoring services for, individuals receiving notice of the fraudulent data access and approximately $3.4 million for legal expenses and other professional fees.

•	During the quarter ended March 31, 2005, the Company enhanced its analytic and distribution offerings and government market presence when it acquired i2 Limited, a Cambridge, UK-based provider of visual investigative and link analysis software for intelligence, law enforcement, military and large commercial applications.

•	Net free cash flow (net cash provided by operating activities of continuing operations of $45.9 million less capital expenditures of $14.0 million) was $31.9 million for the quarter ended March 31, 2005, which compares to net free cash flow of $20.4 million for the comparable period of 2004 (net cash provided by operating activities of $33.1 million less capital expenditures of $12.7 million), or an increase of approximately 56 percent.

•	Net debt (total debt less cash) at March 31, 2005, increased by $55.4 million from December 31, 2004, to $103.9 million, due to borrowings under our revolving credit facility to fund our acquisition of i2 Limited. The remaining debt capacity at March 31, 2005 under our committed financing lines is $385 million.

Operational Highlights

Insurance Services

•	Total revenue increased 15 percent to $99.7 million in the first quarter of 2005 compared to $86.7 million in the prior year, representing an internal revenue growth rate of 12 percent due primarily to unit growth and new product contributions in our personal lines underwriting business.

ChoicePoint Earnings

•	Operating income in Insurance Services was $54.3 million for the first quarter of 2005 compared with $47.3 million for the first quarter of 2004. The operating profit margin of 54.4 percent achieved in 2005 is materially consistent with the prior year comparable period.

Business Services

•	First quarter total revenue increased 24 percent to $93.8 million in 2005 compared to $75.9 million in the prior year, primarily due to strong contributions from our vital records, backgrounds and tenant screening businesses and the impact of 2004 acquisitions. Internal revenue increased 5 percent for the first quarter of 2005 over the comparable period in 2004.

•	Operating income in Business Services was $21.2 million for the first quarter of 2005 resulting in an operating profit margin of 22.6 percent and a 48 percent increase from $14.4 million in the same period of the prior year.

Government Services

•	Total revenue nearly doubled to $35.3 million in the first quarter of 2005 compared to $17.7 million in the first quarter of 2004, primarily due to consummation of the acquisitions of Templar and iMap in the first quarter of 2004 and i2 Limited in the first quarter of 2005. Internal revenue grew 3 percent for the first quarter of 2005 over the same period in 2004, due primarily to increased volumes at our Bode operations.

•	Operating income in Government Services was $5.7 million for the first quarter of 2005, increasing from $4.1 million in the prior year, primarily due to the revenue growth discussed above, offset partially by investments in new product development and the timing of certain Templar projects. Operating profit margin in Government Services for the first quarter was 16.2 percent in 2005 compared to 23.2 percent in 2004, due primarily to product mix, new product development and integration expenses related to the aforementioned acquisitions.

Marketing Services

•	Marketing Services’ core revenue for the first quarter continued the recent positive growth trends, increasing 1 percent to $23.1 million for 2005 from $22.8 million in 2004, with internal revenue growth representing the entire increase. Total first quarter revenue for the Marketing Services segment (which includes all of the Company’s revenue from reimbursable expenses) decreased 17 percent from $35.7 million in 2004 to $29.6 million in 2005 solely due to the decrease in reimbursables revenue. The Company excludes the revenue from reimbursable expenses in its operational analyses because these items are fully

ChoicePoint Earnings

reimbursed by our customers without markup and have no impact on operating income, net income, EPS, cash flows or the balance sheet.

•	Operating income in Marketing Services was $4.3 million for the first quarter of 2005, consistent with the prior year. First quarter 2005 operating profit margin, as a percentage of revenue without reimbursable expenses, was 18.4 percent (14.4 percent of total revenue) compared to 18.8 percent in the first quarter of 2004 (12.0 percent of total revenue) due primarily to changes in product mix.

Outlook

Based on recent business trends, ChoicePoint expects full year 2005 core revenue growth in the 14 to 18 percent range and full year 2005 operating margins, excluding other operating charges, to be in the low 26 percent range.

Webcast

ChoicePoint’s first quarter results will be discussed in more detail on April 21, 2005, at 8:30 a.m. EDT via teleconference. The live audio Webcast of the call will be available on ChoicePoint’s Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 a.m. EDT at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while working diligently to protect personal privacy. For more information about ChoicePoint, visit the Company’s Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the results of our ongoing review of fraudulent data access and other events, the impact of our decision to discontinue certain services, the results of our re-credentialing of customer accounts, the results of any litigation or government

ChoicePoint Earnings

proceedings, demand for the Company’s services, product development, maintaining acceptable margins, maintaining our data supply, maintaining secure systems including personal privacy systems, ability to minimize system interruptions, ability to control costs, the impact of federal, state and local regulatory requirements on the Company’s business, specifically the direct marketing and public filings markets and privacy matters affecting the Company and any federal or state legislative responses to identify theft concerns, the impact of competition and customer consolidations, ability to continue our long-term business strategy including growth through acquisition, ability to attract and retain qualified personnel, and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.

ChoicePoint Earnings

ChoicePoint Inc.
Financial Highlights

	Three Months Ended
(Unaudited)	March 31,
(Dollars in thousands, except per share data)	2005	2004
Service revenue (a)	$252,739	$204,385

Reimbursable expenses per EITF 01-14 (b)	6,543	12,860

Total revenue	259,282	217,245

Cost of revenue	131,387	110,771
Reimbursable expenses	6,543	12,860
Selling, general and administrative expenses	54,852	39,343
Other operating charges (c)	5,412	—

Total costs and expenses	198,194	162,974

Operating income	61,088	54,271
Interest expense	1,266	526

Income from continuing operations before income taxes	59,822	53,745
Provision for income taxes	22,852	20,483

Net income	$36,970	$33,262

EPS - diluted	$0.40	$0.37

Weighted average shares - diluted	92,175	90,368

Operating Income	$61,088	$54,271
Depreciation and amortization expense	18,687	13,535

EBITDA (d)	$79,775	$67,806

Reconciliation to financial information excluding other operating charges (c)

	Three Months Ended
(Unaudited)	March 31,
(Dollars in thousands, except per share data)	2005	2004
Operating income	$61,088	$54,271
Add back: other operating charges (c)	5,412	—

Operating income before other operating charges	66,500	54,271
Interest expense	1,266	526

Income from continuing operations before income taxes & other operating charges	65,234	53,745
Provision for income taxes	24,920	20,483

Income from continuing operations before other operating charges	$40,314	$33,262

Effective tax rate	38.2%	38.1%
Earnings per share - diluted excluding other operating charges	$0.44	$0.37
EBITDA excluding other operating charges (d)	$85,187	$67,806

ChoicePoint Earnings

ChoicePoint Inc.
Financial Highlights (continued)

(a)	Service revenue excludes revenue from reimbursable expenses (see (b) below). The Company uses service revenue (also referred to as core revenue) to measure its continuing operations without the effect of reimbursable expenses.

(b)	Reimbursable expenses per Emerging Issues Task Force (“EITF”) 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint’s customers and recorded as revenues and expenses in accordance with EITF 01-14 “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”. As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded their impact in our calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. First quarter pass-through expenses totaled $180.8 million in 2005 and $162.3 million in 2004.

(c)	The Company recorded other operating charges of $5.4 million in the first quarter of 2005 representing specific expenses related to the aforementioned fraudulent data access. This 2005 charge included approximately $2.0 million for communications to, and credit reports and credit monitoring for, individuals receiving notice of the fraudulent data access and approximately $3.4 million of legal expenses and other professional fees. The Company has presented this analysis with and without these items because they represent costs that management excludes in its assessments of operating results.

(d)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA before other operating charges (see note c) are not presented as substitutes for operating income, net income or cash flows from operating activities. The Company has included EBITDA and EBITDA before other operating charges (which are not measures of financial performance under generally accepted accounting principles) because such data is used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance.

	Quarter ended
(Unaudited)	March 31,
(Dollars in thousands)	2005	2004
Cash Flow Highlights
Income from continuing operations	$36,970	$33,262
Depreciation & amortization	18,687	13,535
Changes in assets & liabilities and other	(9,778)	(13,729)

Net cash provided by operating activities of continuing operations	$45,879	$33,068
Acquisitions & investments, net of cash acquired	$(89,605)	$(66,220)
Capital expenditures	(14,015)	(12,697)

Net cash used by investing activities	$(103,620)	$(78,917)

Net cash provided by financing activities	$67,633	$26,758

Key Balance Sheet Highlights

3/31/05
Total Debt	$115,047
Cash	11,162

Debt (net of cash)	$103,885
Shareholders’ Equity	$1,029,576
Days sales outstanding (adjusted for pass-through expenses)	43 days

ChoicePoint Earnings

ChoicePoint Inc.
2004 Segment Results

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Total 2004
Revenue
Insurance Services	$86,727	$88,129	$90,880	$86,989	$352,725
Business Services	75,941	87,547	94,041	92,352	349,881
Government Services	17,741	23,530	21,590	21,073	83,934
Marketing Services	22,811	23,224	23,585	23,769	93,389
Royalty	1,165	1,270	1,370	699	4,504

Service Revenue	204,385	223,700	231,466	224,882	884,433
Reimbursable Expenses per EITF 01-14	12,860	7,691	6,149	7,580	34,280

Total Revenue	$217,245	$231,391	$237,615	$232,462	$918,713

Operating Income
Insurance Services	$47,260	$48,401	$50,714	$49,340	$195,715
Business Services	14,357	17,052	21,084	20,945	73,438
Government Services	4,114	7,275	4,726	5,349	21,464
Marketing Services	4,287	4,408	4,583	5,373	18,651
Royalty	204	661	798	399	2,062
Corporate & Shared Expenses (a)	(15,951)	(18,306)	(17,869)	(17,426)	(69,552)

Operating Income	$54,271	$59,491	$64,036	$63,980	$241,778

Core Revenue Growth Rates
Insurance Services	13.9%	13.1%	16.4%	13.0%	14.1%
Business Services	18.9%	26.9%	30.5%	29.7%	26.7%
Government Services	3.5%	59.2%	43.8%	28.4%	32.5%
Marketing Services	-10.8%	-9.5%	4.2%	4.4%	-3.4%

Total operations	11.1%	18.5%	22.4%	19.3%	17.9%

Internal Revenue Growth Rates
Insurance Services	12.2%	11.4%	14.8%	10.3%	12.2%
Business Services	13.3%	9.2%	8.1%	11.0%	10.3%
Government Services	-12.8%	6.3%	-0.8%	-5.9%	-3.7%
Marketing Services	-10.8%	-9.5%	4.2%	4.4%	-3.4%

Total operations	6.9%	7.2%	9.7%	8.2%	8.0%

Operating Profit Margins
Insurance Services	54.5%	54.9%	55.8%	56.7%	55.5%
Business Services	18.9%	19.5%	22.4%	22.7%	21.0%
Government Services	23.2%	30.9%	21.9%	25.4%	25.6%
Marketing Services (b)	18.8%	19.0%	19.4%	22.6%	20.0%

Operating income as a percentage of service revenue	26.6%	26.6%	27.7%	28.5%	27.3%

Operating income as a percentage of total revenue	25.0%	25.7%	26.9%	27.5%	26.3%

(a)	Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all segments.

(b)	Represents operating income as a percentage of service revenue. Operating profit margin as a percentage of total revenue was 12.0%, 14.3%, 15.4% and 17.1% for the first, second, third and fourth quarters of 2004, respectively, 14.6% for the total year 2004, and 14.4% for the first quarter of 2005.

(c)	The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results.

ChoicePoint Earnings

ChoicePoint Inc.
2005 Segment Results

Q1 2005
Revenue
Insurance Services	$99,727
Business Services	93,823
Government Services	35,293
Marketing Services	23,099
Royalty	797

Service Revenue	252,739
Reimbursable Expenses per EITF 01-14	6,543

Total Revenue	$259,282

Operating Income
Insurance Services	$54,262
Business Services	21,222
Government Services	5,711
Marketing Services	4,257
Royalty	770
Corporate & Shared Expenses (a)	(19,722)

Operating Income before other charges (c)	$66,500

Other operating charges (c)	(5,412)

Operating Income	$61,088

Core Revenue Growth Rates
Insurance Services	15.0%
Business Services	23.5%
Government Services	98.9%
Marketing Services	1.3%

Total operations	23.7%

Internal Revenue Growth Rates
Insurance Services	11.8%
Business Services	5.0%
Government Services	3.1%
Marketing Services	1.3%

Total operations	7.1%

Operating Profit Margins
Insurance Services	54.4%
Business Services	22.6%
Government Services	16.2%
Marketing Services (b)	18.4%

Operating income before other operating charges, percentage of service revenue (c)	26.3%

Operating income as a percentage of total revenue	23.6%

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